UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 20, 2010

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 419-9544

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(E) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 20, 2010, the Compensation Committee of the Board of Directors of Forward Industries, Inc. (the "Company") took action as follows:

The Compensation Committee determined not to award bonus to any Named Executive Officer in respect of the fiscal year ended September 30, 2010.  Financial targets set in December 2009 were not achieved and the Compensation Committee determined to award no bonus pursuant to the discretionary goals established in December 2009.

The Compensation Committee approved the terms of performance-based targets that will determine the amount, if any, of non-equity incentive (bonus) compensation that can be earned in respect of the fiscal year ending September 30, 2011 (“Fiscal 2011”), by the Company's Named Executive Officers in accordance with their respective employment agreements.

Target bonus compensation for Brett M. Johnson and James O. McKenna, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, was set at $75,000.00 and $35,000.00, respectively, based on a formula of specified percentages of the amount of operating income, if any, recorded by the Company in Fiscal 2011, with maximum bonuses capped at twice their respective target amounts.   In determining bonus payable for each named executive officer, operating income will be calculated: (i) based on the Company’s existing OEM business and planned internal development and expansion of product offerings and geographies; and (ii) excluding “other income (expense)”.

In addition to eligibility to earn the bonus described above, the Compensation Committee may award a discretionary bonus to either or both of Messrs. Johnson and McKenna.

On December 20, 2010, the Compensation Committee also determined to award Mr. McKenna options to purchase 7,500 shares of common stock, par value 0.01 per share, of the Company pursuant to the Company’s 2007 Equity Incentive Plan, as amended. This award shall have a term of ten years and vest in five equal annual amounts over five years, commencing on the first anniversary of the grant date of December 22, 2010, and shall have an exercise price per share equal to the closing price of the common stock at the close of trading on the grant date.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties. Actual results may differ substantially from those expressed or implied in such forward-looking statements due to a number of factors. Readers are cautioned that all forward-looking statements are based on management’s present expectations, estimates and projections, but involve risks and uncertainty, including without limitation, anticipated transaction structure and terms of the transaction, status of the acquisition process, uncertainties in the negotiation of definitive agreements, the due diligence process, the ability to obtain necessary third party consents, as well as general market conditions, competition and pricing. Please refer to the Company’s report on Form 10-K for the year ended September 30, 2009 and subsequent reports on Forms 10-Q and 8-K as filed with the Securities and Exchange Commission for additional information. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2010	By:	/s/ Brett M. Johnson
		Name:	Brett M. Johnson
		Title:	Principal Executive Officer